Exhibit 99.1

Akerna to acquire 365 Cannabis, built on Microsoft’s Dynamics 365 Business Central, and become the most comprehensive cannabis ERP system offering a complete portfolio of tax, financials, reporting and compliance systems

The $17 million acquisition combines Akerna’s Compliance Gateway and feature-rich reporting with 365 Cannabis’ Microsoft solution. The combined solution offers cannabis operators the most comprehensive ERP system, crucial to scale as the cannabis industry continues to grow.

DENVER, September 13, 2021 -- Akerna (Nasdaq: KERN), an enterprise software, leading compliance technology provider, and developer of the cannabis industry’s first seed-to-sale enterprise resource planning (ERP) software technology (MJ Platform®), announced it has signed an agreement to acquire 365 Cannabis, a cannabis business management software system built on Microsoft’s Dynamics 365 Business Central in a $17 million deal at 2.1x LTM revenue. The combined key capabilities of the acquisition are listed at the bottom of this announcement.

Akerna will host a conference call tomorrow, Tuesday, September 14, 2021, at 8:00 a.m. Eastern Time to discuss the acquisition. A question-and-answer session will follow prepared remarks. Interested parties may listen to the call by dialing:

●	Toll-Free: 1-877-407-3982

●	Toll / International: +1-201-493-6780

●	Conference ID: 13722555

An updated investor deck on the transaction will be made available at: ir.akerna.com.

As a result of the acquisition, 365 Cannabis’ 85+ clients will gain access to Akerna’s Compliance Gateway, feature-rich reporting, MJ Retail POS, and the recently launched Akerna Connect. Akerna has partnered with SAP, Sage Intacct, and other leading providers for integrated financials and tax planning, offering cannabis operators a solution for each stage of their evolution – from startup to multistate operator (MSO) – while maintaining regulatory compliance every step of the way through Akerna’s Compliance Gateway. The acquisition of 365 Cannabis accelerates the deployment of this strategy with the addition of Microsoft capabilities, further establishing Akerna as the most robust cannabis-compliant ERP system offering a full portfolio of mainstream tax and financials.

Over the past few years, there has been a substantial positive change in the political and social climate surrounding the cannabis industry, which has seen continued growth in revenue, new markets, and consumers. As new markets are added and the possibility of US federal reform increases, cannabis operators in existing markets are looking to expand their operations and become successful MSOs by opening or seeking to open operations in new states. To become a successful MSO, these businesses require a comprehensive ERP system that can scale with them as they grow from startup to enterprise while simultaneously meeting multistate compliance.

“By adding 365 Cannabis into our Akerna ecosystem, we will continue to create new standards and best practices around compliance in every state, province, and country across the globe, standardize how the global supply chain is managed, and forge best practices in technology and hosting,” says Jessica Billingsley, Chief Executive Officer of Akerna. “The synergies between our two companies’ products and offerings will finally create all in one for the entire cannabis industry, on a global scale.”

“As we combine our leading solutions built specifically for the ever-evolving cannabis industry, along with Akerna’s 80+ integrations through open APIs, we can now offer cannabis operators a full suite of products to optimize their businesses, improve overall functionality, and ultimately increase sales,” says Jeff Kiehn, Chief Executive Officer of 365 Cannabis. “With the combined team of over 200+ skilled employees including 30 + years of consulting experience, coupled with an unrivaled true ERP system and supporting technologies, our goal is to modernize and propel the cannabis industry throughout this rapid growth period and beyond.”

Cannabis 365 clients include Pharmacann, Nectar, Revolution, Sundial, Kiaro, and many others.

As the cannabis industry prepares for a post-legalization landscape, Akerna is strengthening its channel connections with existing ERP providers, firmly solidifying its strategic moat as the most comprehensive ERP solutions provider for the industry.

Businesses employ ERP solutions to manage their functions in a centralized system, bringing business intelligence and data, compliance and risk management, customer management, inventory, finance, operations, and supply chain information together. By using ERP products, organizations can scale, save money, and improve productivity all within one tool. Many cannabis technology solutions use the letters ERP but lack the full suite of offerings.

The deal will be paid with $4 million in cash and $13 million stock with a potential earnout of $8 million. The acquisition is expected to close in Q4 and is subject to customary closing conditions.

The combined complementary key capabilities of Akerna and 365 Cannabis will:

●	Enable Akerna to deliver the broadest portfolio of ERP solutions for cannabis operators, covering access to a majority of the mainstream mid-market financial and tax planning market while establishing Akerna as the most robust cannabis-compliant Microsoft offering

●	Offer cannabis operators a financial and tax planning system for each stage of their growth while realizing combined scaled synergies by maintaining regulatory compliance every step of the way through Akerna’s Compliance Gateway

●	Give 365 Cannabis’ 85+ customers access to Akerna’s compliance gateway and ecosystem, including Akerna’s retail and analytics capabilities

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industries. Based in Denver, Colorado, the Company’s mission is to create the world’s most transparent and accountable supply chain by building a cannabis technology ecosystem connecting data points across the global cannabis supply chain from seed to sale to self. First launched in 2010, Akerna has tracked more than $20 billion in cannabis sales to date and was the first cannabis software company listed on Nasdaq.

Using connected data and information to propel the cannabis industry forward, Akerna empowers businesses, governments, patients, and consumers to make smart decisions. The Company’s cornerstone technology, MJ Platform, the world’s leading infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators. Akerna also offers a complete suite of professional consulting services and data analytics for businesses as well as solo sciences, MJ Freeway, Leaf Data Systems, Trellis, Ample Organics and Viridian Sciences.

About 365 Cannabis

365 Cannabis is a comprehensive vertically integrated cannabis software solution built on the Microsoft Dynamics platform. The company is a Microsoft Gold Partner and its ERP (Enterprise Resource Planning) solution incorporates Cultivation, Production, Global Compliance, QC, Finance, Dispensing & Retail, CRM, Warehousing, Distribution, Multi-Facility, Multi-Company, Multi-Entity, Language, Currency and more. The Company services a client base comprised of leading U.S.-based MSOs and single-state operators, and Canadian LPs, in addition to global cannabis clients outside North America. Learn more at www.365cannabis.com or call 888-609-6766.

Conference Call Details

Akerna will host a conference call tomorrow, Tuesday, September 14, 2021, at 8:00 a.m. Eastern Time to discuss the acquisition. A question-and-answer session will follow prepared remarks. Interested parties may listen to the call by dialing:

●	Toll-Free: 1-877-407-3982

●	Toll / International: +1-201-493-6780

●	Conference ID: 13722555

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Akerna’s website, https://ir.akerna.com/

To be included on the Company’s email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts

Forward-Looking Statements

Certain statements made in this release and any accompanying statements by management are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding the the timing and completion of the acquisition of 365 Cannabis, the potential deal being accretive to revenue and earnings and the expectation it will contribute positive cash flow, the ability of Akerna to integrate 365 Cannabis, the impact of the acquisition for 365 Cannabis’ customers, Akerna’s future business plans, Akerna’s potential business strengths in the market and any other statements expressing the views of Akerna’s management on future business results or strategy. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes (including, without limitation, the results of Akerna’s contracts, strategic initiatives, and business plans as described herein) to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna’s ability to recognize the anticipated benefits of being a public company, (ii) competition, (iii) Akerna’s ability to grow and manage growth profitably, (iv) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (v) costs related to being a public company, (vi) changes in applicable laws or regulations, (vii) Akerna’s ability to identify, complete and integrate acquisitions, including 365 Cannabis, and achieve expected synergies and operating efficiencies in connection with acquired businesses, (viii) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. Actual results, performance, or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial and other information, are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Akerna’s control. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities of the Company nor shall there be any sell of securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities to be issued in connection with the transactions described in this press release have not been and will not be registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold absent such registration or an available exemption therefrom.

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